Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 3,000,000 shares of common stock under the IndyMac Bancorp, Inc. 2002 Incentive Plan, as amended and restated, of our report dated January 23, 2004 with respect to the consolidated financial statements of IndyMac Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
July 28, 2004